[SUTHERLAND ASBILL & BRENNAN LLP]

April 25, 2006

EquiTrust Life Insurance Company

5400 University Avenue

West Des Moines, Iowa 50266

Re:	EquiTrust Life Variable Account II
(File No. 333-31446)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 for EquiTrust Life Variable Account II (File No. 333-31446). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth